
                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                    SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
                             BY FEDDERS CORPORATION

     This form, or one substantially equivalent hereto, must be used to exercise
Rights pursuant to the Rights Offering described in the Prospectus dated
          , 2003 (the "Prospectus") of Fedders Corporation, a Delaware
corporation ("Fedders"), if a holder of Rights cannot deliver the certificate(s)
evidencing the Rights (the "Subscription Rights Certificate(s)"), to the
Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00
p.m., New York City time, on           , 2004, unless such time is extended by
Fedders as described in the Prospectus (as it may be extended, the "Expiration
Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration
Date. See "The Rights Offering -- Method of Subscription -- Exercise of Rights"
in the Prospectus.

     Payment of the Subscription Price of $23.70 per share for each share of Fedders' Series A Cumulative Preferred Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering -- Method of Payment" in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Subscription
Rights Certificates(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights
Offering -- Method of Subscription -- Exercise of Rights" in the Prospectus.

                           The Subscription Agent is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

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
           If by Mail or Telegram:                    If by Hand or Overnight Courier:
   American Stock Transfer & Trust Company        American Stock Transfer & Trust Company
                59 Maiden Lane                                 59 Maiden Lane
              New York, NY 10038                             New York, NY 10038



            Confirm by Telephone:                         Facsimile Transmission:
                (800) 937-5449                                 (718) 234-5001

     Questions may be answered by, and additional copies of relevant documents may be obtained through, contacting Georgeson Shareholder Communications Inc., our information agent:

                   GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                                17 State Street
                                   10th Floor
                               New York, NY 10004

                   Toll-Free Telephone Number: (866) 835-2930

        Banks or brokerage firms, please call collect at (212) 440-9800

DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby represents that the undersigned is the holder of
Subscription Rights Certificates(s) representing           Rights and that such
Subscription Rights Certificates(s) cannot be delivered to the Subscription
Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the
Basic Subscription Right to subscribe for      share(s) of Series A Cumulative
Preferred Stock with respect to each of the Rights represented by such
Subscription Rights Certificates(s) and (ii) the Over-Subscription Right
relating to such Rights, to the extent that shares of Series A Cumulative
Preferred Stock that are not otherwise purchased pursuant to the exercise of
Rights (the "Excess Shares") are available therefor, for an aggregate of up to
          Excess Shares, subject to availability and pro ration.

     The undersigned understands that payment of the Subscription Price of
$23.70 per share for each share of Series A Cumulative Preferred Stock subscribed for pursuant to the Basic Subscription Right and the Over-
Subscription Right must be received by the Subscription Agent at or before 5:00
p.m., New York City time, on the Expiration Date and represents that such
payment, in the aggregate amount of $     either (check appropriate box):

     [ ]  is being delivered to the Subscription Agent herewith;

     or

     [ ] has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

        [ ]  Wire transfer of funds



          Name of transferor institution: ----------------------------------



          Date of transfer: ------------------------------------------------



          Confirmation number (if available): ------------------------------

        [ ] Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

        [ ]  Certified check

        [ ]  Bank draft (cashier's check)

        [ ]  Money order



          Name of maker: ----------------------------------------------------



          Date of check, draft or money order: ------------------------------



          Check, draft or money order number: ---------------------------------

          Bank or other institution on which check is drawn or issuer of money order: --------------------------------

Signature(s)
---------------------------------------

Name(s)
-------------------------------------------
(PLEASE TYPE OR PRINT)

ADDRESS
----------------------------------------------

------------------------------------------------------
AREA CODE AND TEL. NO.(S)

Subscription Rights Certificates No(s). (if available) -----------------------

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                             GUARANTEE OF DELIVERY
   (NOT TO BE USED FOR SUBSCRIPTION RIGHTS CERTIFICATES SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

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
Dated:
------------------------------------------

------------------------------------------         ------------------------------------------
                (ADDRESS)                                        (NAME OF FIRM)

------------------------------------------         ------------------------------------------
     (AREA CODE AND TELEPHONE NUMBER)                        (AUTHORIZED SIGNATURE)

     The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificates(s) to the Subscription Agent within the time period shown in the Prospectus of
Fedders Corporation, dated        , 2003. Failure to do so could result in a
financial loss to such institution.

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